Innovid Reports Q4 and Fiscal Year 2022 Financial Results

•Reports Q4 revenue grew to $33.7 million, up 30% year-over-year
•Reports Q4 net loss improved to $3.4 million and adjusted EBITDA* increased to $3.0 million, representing a 9% adjusted EBITDA margin*
•CTV accounted for 51% of all video impressions in FY 2022, up from 46% in FY 2021

NEW YORK, February 24, 2023 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent advertising platform for delivery, personalization, and measurement of converged TV across linear, connected TV (CTV), and digital, today announced financial results for the fourth quarter and fiscal year 2022 ended December 31, 2022.

“We delivered a strong fourth quarter and are pleased with the strategic progress we've made during our first full year as a public company, despite a more challenging recent market backdrop," said Zvika Netter, Co-Founder and CEO. "As the industry's only truly independent platform built for CTV, Innovid remains exceptionally well-positioned to add value for our customers as the shift to CTV accelerates. Growth and retention in our client base is robust, and our clients continue to lean more heavily on Innovid as a trusted, independent provider of critical infrastructure software powering their advertising delivery, personalization, and measurement needs. Looking ahead to 2023, we are laser-focused on profitable growth as we cement our position as the go-to platform for the future of connected TV advertising."

Fourth Quarter 2022 Financial Summary

•Revenue increased to $33.7 million, reflecting growth of 30% on an as-reported basis versus the same period in 2021.
•Measurement contributed $7.5 million, up 16% on a pro forma basis, representing 22% of revenue.
•CTV revenue, excluding TVSquared, grew to $13 million, up 13% year-over-year, representing 49% of total revenue.
•Net loss improved to $(3.4) million, compared to a net loss of $(7.6) million for the same period in 2021.
•Adjusted EBITDA* increased to $3.0 million, compared to $1.8 million for the same period in 2021.
•Cash and cash equivalents and short-term bank deposits as of December 31, 2022 were $47.5 million.

Full Year 2022 Financial Summary

•Revenue was $127.1 million, an increase of 41% on an as-reported basis versus the same period in 2021.
•Measurement contributed $25.2 million, +26% on a pro forma basis, representing 20% of revenue.
•CTV revenue, excluding TVSquared, was $50 million, +24% year-over-year, representing 48% of total revenue, up from 45% in 2021.
•Net loss was $(18.4) million, compared to a net loss of $(11.5) million in 2021.
•Adjusted EBITDA* was $1.2 million, compared to $5.4 million in 2021.

Recent Business Highlights
•Connected TV (CTV) revenue, excluding TVSquared, grew 24% year-over-year in 2022, and represented 48% of our total FY 2022 revenue (up from 45% in FY 2021) and 51% of all FY 2022 video impressions (vs. 46% in FY 2021). CTV growth continues to outpace the overall advertising market.
•Our customers view Innovid's software platform as mission-critical infrastructure, evidenced by strong FY 2022 core client growth (+60% YoY), high core client retention (90% in FY 2022), and impressive net revenue retention (111% in 2022).
•Recent wins and cross-sells include Canva, Goodway Group, CMI Media (part of WPP), and partnerships with Fox and TheTradeDesk. We added and expanded client relationships and deepened cross-selling efforts across our delivery, personalization, and measurement capabilities, closing new deals with partners in multiple key verticals.

Financial Outlook

Innovid is providing the following financial guidance for Q1 and full year 2023:
•Q1 2023 Revenue in a range between $27 million and $29 million.
•Q1 2023 Adjusted EBITDA in a range between ($3) million and ($1) million.
•FY 2023 Revenue similar to FY 2022.
•FY 2023 Adjusted EBITDA* positive for the full year, Adjusted EBITDA margin* to improve year-over-year.

*See Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call

The Company will host a conference call and webcast to discuss fourth quarter and full year 2022 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer and Tal Chalozin, co-founder and Chief Technology Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 877-407-3211 (toll free) or 201-389-0862 (international). Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.

Non-GAAP Measures and Certain Operational Metrics

Innovid prepares audited financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net income (loss) attributable to Innovid, excluding (1) depreciation, amortization and impairment, (2) stock-based compensation, (3) finance expense (income), net, (4) transaction related expenses, (5) acquisition related expenses, (6) retention bonus expenses, (7) legal claims, (8) taxes on income and (9) other one-time items.

The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Innovid uses Adjusted EBITDA as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes this non-GAAP financial measure is useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA are:
•It does not reflect changes in, or cash requirements for, our working capital needs;
•It does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•they do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy;
•they do not reflect one-time, non-recurring, bonus costs and third party costs associated with the SPAC merger transaction and regulatory filings;
•It does not reflect income tax expense or the cash requirements to pay income taxes;
•It does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•Although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Innovid has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, for historical period in the appendix hereto but is not able to provide a reconciliation of the projected adjusted EBITDA to expected net income (loss) attributable to Innovid for the first quarter of 2023 or the full-year 2023, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

We define a core client as an advertiser or publisher that generates at least $100,000 of annual revenue.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results, expected growth and the expected benefits resulting from its partnerships. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the coronavirus pandemic, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s prospectus on Form 424(b)(3) filed with the SEC on December 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Contacts

Investor Contact:
John T. Williams
Head of Investor Relations
IR@innovid.com

Media Contact:
Chris Harihar
chris@crenshawcomm.com

    INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$37,541	$156,696
Short-term bank deposit	10,000	—
Trade receivables, net of reserves of $65 at December 31, 2022 and $81 at December 31, 2021	43,653	35,422
Prepaid expenses and other current assets	2,640	3,131
Total current assets	93,834	195,249
Long-term deposit	277	310
Long-term restricted deposits	430	462
Property and equipment, net	14,322	4,840
Goodwill	116,976	4,555
Operating lease right of use asset	2,910	—
Intangible assets	29,918	—
Other non-current assets	938	116
Total non-current assets	$165,771	$10,283
TOTAL ASSETS	$259,605	$205,532

LIABILITIES AND STOCKHOLDER’ EQUITY
Trade payables	3,361	5,026
Employee and payroll accruals	10,165	7,742
Current portion of long-term debt	—	6,000
Lease liabilities - current portion	2,186	—
Accrued expenses and other current liabilities	5,474	3,082
Total current liabilities	21,186	21,850
Long-term debt	20,000	—
Lease liabilities - non-current portion	1,636	—
Other non-current liabilities	6,554	3,455
Warrants liability	4,301	18,972
Total non-current liabilities	32,491	22,427
TOTAL LIABILITIES	53,677	44,277
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 500,000,000 at December 31, 2022 and December 31, 2021; Issued and outstanding: 133,882,414 and 119,017,380 at December 31, 2022 and December 31, 2021, respectively	13	12
Additional paid-in capital	356,801	293,719
Accumulated deficit	(150,886)	(132,476)
TOTAL STOCKHOLDERS’ EQUITY	205,928	161,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$259,605	$205,532

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended, December, 31		Year ended December 31,
	(Unaudited)	(Unaudited)
	2022	2021	2022	2021
Revenues	$33,698	$25,967	$127,117	$90,291
Cost of revenues (1)	8,376	5,339	30,187	17,698
Research and development (1)	6,842	7,601	31,118	24,299
Sales and marketing (1)	11,869	9,475	50,266	32,841
General and administrative (1)	8,688	10,080	39,144	20,641
Depreciation, amortization and impairment	2,662	174	6,143	661
Operating loss	(4,739)	(6,702)	(29,741)	(5,849)
Finance expenses (income), net	(2,693)	508	(13,348)	4,386
Loss before taxes	(2,046)	(7,210)	(16,393)	(10,235)
Taxes on income	1,383	408	2,017	1,237
Net loss	(3,429)	(7,618)	(18,410)	(11,472)

Accretion of preferred stock to redemption value	—	(24,070)	—	(77,063)
Net loss attributable to common stockholders	$(3,429)	$(31,688)	$(18,410)	$(88,535)
Net loss per stock attributable to common stockholders (2) –
Basic and diluted	$(0.03)	$(0.59)	$(0.14)	$(3.31)
Weighted-average number of stocks used in computing net loss per stock attributable to common stockholders (2) –
Basic and diluted	133,687,918	53,898,933	130,756,484	26,745,020

STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except stock data)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2020	73,690,340	$86,997	16,275,609	$2	1,914,328	$(1,629)	$10	$(48,113)	$(49,730)
Accretion of preferred stocks to redemption value	—	77,063	—	—	—	—	(4,172)	(72,891)	(77,063)
Conversion of redeemable convertible preferred stock into common stock	(73,690,340)	(164,060)	73,690,340	7	—	—	164,053	—	164,060
Reverse recapitalization, net	—	—	25,154,340	3	(1,914,328)	1,629	124,394	—	126,026
Conversion of Legacy Innovid Warrants	—	—	507,994	*	—	—	5,080	—	5,080
Warrant exercised**	—	—	132,392	*	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	3,273	—	3,273
Stock options exercised	—	—	3,256,705	*	—	—	1,081	—	1,081
Net loss	—	—	—	—	—	—	—	(11,472)	(11,472)
Balance as of December 31, 2021	—	$—	119,017,380	$12	—	$—	$293,719	$(132,476)	$161,255
Common stock and equity awards issued for acquisition of TVS	—	—	11,549,465	1	—	—	47,151	—	47,152
Stock-based compensation	—	—	—	—	—	—	14,945	—	14,945
Stock options and RSUs exercised	—	—	3,315,569	*	—	—	986	—	986
Net loss	—	—	—	—	—	—	—	(18,410)	(18,410)
Balance as of December 31, 2022	—	$—	133,882,414	$13	—	$—	$356,801	$(150,886)	$205,928
* Represents an amount less than $1.
** The warrant was exercised in November 2021 and was net share settled.

INNOVID, CORP. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,410)	$(11,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	6,143	661
Stock-based compensation	13,781	3,273
Change in fair value of warrants	(14,671)	762
Founders notes forgiven	—	459
Transaction costs allocated to warrants	—	2,750
Changes in operating assets and liabilities
Increase in trade receivables, net	(4,045)	(618)
(Increase)/ decrease in prepaid expenses and other assets	755	(1,823)
Decrease in operating lease right of use assets	1,831	—
Increase/ (decrease) in trade payables	(622)	1,500
Increase in employees and payroll accruals	1,710	1,236
Decrease in operating lease liabilities	(2,335)	—
Increase in accrued expenses and other liabilities	4,302	851
Net cash used in operating activities	(11,561)	(2,421)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(99,097)	—
Internal use software capitalization	(9,961)	(2,594)
Purchase of property and equipment	(488)	(549)
Founders’ note receivable	—	(459)
Proceeds from sale of property and equipment	—	—
Change in short-term bank deposit	(10,000)	—
(Increase)/ decrease in other deposits	120	(85)
Net cash used in investing activities	(119,426)	(3,687)
Cash flows from financing activities:
Proceeds from reverse recapitalization, net*	—	149,252
Proceeds from loans	14,000	—
Loan repayment	—	(3,033)
Repayment of acquisition liability	—	(126)
Payment of SPAC merger transaction costs	(3,185)	—
Proceeds from exercise of options	985	1,081
Net cash provided by financing activities	11,800	147,174
(Decrease) increase in cash, cash equivalents and restricted cash	(119,187)	141,066
Cash, cash equivalents and restricted cash at the beginning of the year	157,158	16,092
Cash, cash equivalents and restricted cash at the end of the year	$37,971	$157,158
Supplemental disclosure of cash flows activities:
(1) Cash paid during the year for:
Income taxes paid, net of tax refunds	$785	$535
Interest	$675	$259
(2) Non-cash transactions:
Conversion of redeemable convertible preferred stock into common stock	$—	$164,060
Conversion of Legacy Innovid Warrants	$—	$5,080
Accrued acquisition liability	$—	$—
Accretion of preferred stocks to redemption value	$—	$77,063
Accrued transaction cost, not yet paid	$—	$3,185
Business combination consideration paid in stock	$47,152	$—
Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	$37,541	$156,696
Long-term restricted deposits	430	462
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$37,971	$157,158

Key Metrics and Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(3,429)	$(7,618)	$(18,410)	$(11,472)
Net loss margin	(10.2)%	(29.3)%	(14.5)%	(12.7)%
Depreciation, amortization and impairment (a)	2,662	174	6,143	661
Stock-based compensation	3,826	962	13,878	3,273
Finance expense (income), net (b)	(2,693)	508	(13,348)	4,386
Transaction related expenses (c)	1	7,200	393	7,200
Acquisition related expenses (d)	—	161	4,971	161
Retention bonus expenses (e)	862	—	3,152	—
Legal claims	407	—	1,506	—
Other (f)	9	—	923	—
Taxes on income	1,383	408	2,017	1,237
Adjusted EBITDA	$3,029	$1,795	$1,225	$5,446
Adjusted EBITDA margin	9.0%	6.9%	1.0%	6.0%

(a) In third quarter, 2022, the Company recorded impairment charges of $0.5 million related to the abandonment of certain projects related to our internal software development.
(b) Finance expense (income), net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense. In a prior period it also included transaction costs allocated to warrants.
(c) Transaction related expenses consist of one-time, non-recurring bonus payments to certain members of management, professional fees associated with the SPAC merger transaction and SEC filings.
(d) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(e) Retention bonus expenses consists of retention bonus for TVS employees.
(f) Other consists predominantly of exit costs for a former TVS employees.